UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

Kura Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37620	61-1547851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 High Bluff Drive, Suite 400 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 500-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KURA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2025, Kura Oncology, Inc. (the “Company”) and Kyowa Kirin, Inc. (“Kyowa Kirin US”) entered into a Co-Promotion and Medical Affairs Agreement (the “Co-Promotion Agreement”) to co-promote the Company’s product candidate, ziftomenib, a potent, selective oral menin inhibitor, for the treatment of patients with acute myeloid leukemia and other hematologic malignancies in the United States and perform medical affairs activities with respect thereto. The Co-Promotion Agreement was entered into under and pursuant to the terms and conditions of that certain Collaboration and License Agreement by and among the Company, Kyowa Kirin US and Kyowa Kirin Co., Ltd. (together with Kyowa Kirin US, “Kyowa Kirin”), dated as of November 20, 2024 (the “Collaboration Agreement”).

United States Co-Promotion. Under the terms of the Co-Promotion Agreement, Kyowa Kirin US will have the right and responsibility to co-promote ziftomenib for up to a certain percentage of the details in the United States, and will be obligated to meet minimum detailing requirements using sales representatives that meet specific qualifications. The parties will perform such co-promotion activities, and share equally in all costs and expenses therefor, in accordance with the Collaboration Agreement.

United States Medical Affairs. Under the terms of the Co-Promotion Agreement, the Company will lead all medical affairs activities for ziftomenib in the United States, while collaborating with and receiving input and coordination from Kyowa Kirin US. Further, the parties will jointly develop the health economics and outcomes research strategy for ziftomenib in the United States. The parties will perform such medical affairs activities, and share equally in all costs and expenses therefor, in accordance with the Collaboration Agreement.

Termination. The Co-Promotion Agreement will remain in effect until the earlier of the parties’ mutual agreement to cease commercialization of ziftomenib in the United States or the expiration of the United States term under the Collaboration Agreement (which expires on the latest of expiration of all valid claims of the Company’s patent rights licensed to Kyowa Kirin in the United States, expiration of the last-to-expire regulatory exclusivity in the United States or ten years after first commercial sale in the United States). The Co-Promotion Agreement will automatically terminate upon termination of the Collaboration Agreement. Either party may terminate the Co-Promotion Agreement for uncured material breach by the other party.

The foregoing description of the material terms of the Co-Promotion Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Co-Promotion Agreement, a copy of which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2025	KURA ONCOLOGY, INC.

	By:	/s/ Teresa Bair
Teresa Bair
Chief Legal Officer